Exhibit 99.1

Verrica Pharmaceuticals Reports Third Quarter 2023 Financial Results

– Strong awareness and interest in prescribing YCANTH™ among dermatologists and pediatricians –

– Over 112 million lives covered to date on commercial insurance and managed Medicaid plans –

– Conference Call Scheduled for Today at 8:30 am ET –

WEST CHESTER, PA – Nov 9, 2023 (GLOBE NEWSWIRE) – Verrica Pharmaceuticals Inc. (“Verrica”) (Nasdaq: VRCA), a dermatology therapeutics company developing medications for skin diseases requiring medical interventions, today announced financial results for the third quarter ended September 30, 2023.

“Following the U.S Food and Drug Administration approval of YCANTH™ for the treatment of molluscum in July, we continue to build momentum across our commercial operations,” said Ted White, Verrica’s President and Chief Executive Officer. “As the only FDA-approved product for the treatment of molluscum, we are seeing broad awareness and interest in prescribing YCANTH across dermatology and pediatric practices. With our commercial and reimbursement teams fully in place, we are focused on executing our launch strategy and expanding our coverage among commercial plans and managed Medicaid plans. To date, over 112 million lives have access to YCANTH™ through commercial insurance or managed Medicaid plans, and YCANTH™ has already gained acceptance of fee-for-service Medicaid coverage in Connecticut, Arkansas, New Jersey and Nevada.

As we previously announced, on August 24, 2023 we received our first commercial sale of YCANTH™ to our exclusive distributor, FFF Enterprises Inc., resulting in net product revenue for the third quarter 2023 of $2.8 million upon its delivery to FFF. This first sale to FFF primarily represented stocking within the channel to allow patients to finally gain access to the first FDA-approved therapy for the treatment of molluscum as we build demand and drive adoption amongst healthcare providers.

We also continue to make progress on our development pipeline. During the quarter, we announced the presentation of lesion clearance data from Part 1 of our ongoing Phase 2 trial for our novel oncolytic peptide, VP-315, at the 2023 AAD Innovation Academy meeting. These data highlighted the antitumor response of VP-315, as determined by clinical and histological clearance of treated BCC lesions. We look forward to the continued advancement of this program for the treatment basal cell carcinoma.”

Conference Call and Webcast Information

The Company will host a conference call today, Thursday, November 9, 2023, at 8:30 AM, Eastern Time, to discuss the third quarter 2023 financial results and provide a business update. To participate in the conference call, please utilize the following information:

Domestic Dial-In Number: Toll-Free: 1-877-407-4018

International Dial-In Number: 1-201-689-8471

Conference ID: 13741589

Call me™:

•	https://callme.viavid.com/viavid/?callme=true&passcode=13741589&h=true&info=company-email&r=true&B=6

•	Participants can use Guest dial-in #s above and be answered by an operator OR click the Call me™ link for instant telephone access to the event.

•	Call me™ link will be made active 15 minutes prior to scheduled start time.

The call will also be broadcast live over the Web and can be accessed on Verrica Pharmaceuticals’ website: www.verrica.com or directly at https://viavid.webcasts.com/starthere.jsp?ei=1636795&tp_key=9b1d27b193

The conference call will also be available for replay for one month on the Company’s website in the Events Calendar of the Investors section.

Business Highlights and Recent Developments

YCANTH™ (formerly VP-102)

•

On October 11, 2023, the Company hosted a virtual KOL event discussing the approval of YCANTH™ (cantharidin) topical solution for the treatment of molluscum contagiosum. The event featured Mark Kaufmann, MD (Advanced Dermatology, Miami), Michael Cameron, MD (Cameron Dermatology; Department of Dermatology, Mount Sinai, NY), and Mercedes Gonzalez, MD (Pediatric Dermatology of Miami) who discussed the unmet medical need for patients suffering from molluscum (https://lifescievents.com/event/verrica/).

•

On August 24, 2023, the Company announced the first commercial sale of YCANTH™ to its exclusive distributor, FFF Enterprises Inc. Net product revenue for the third quarter 2023 was $2.8 million. As previously disclosed, Verrica recognizes product revenue when the product is delivered to FFF. This first sale to FFF primarily represented stocking within the channel, and therefore management expects orders during the fourth quarter of 2023 may be less than the order during the third quarter of 2023 as the Company continues to build demand and drive adoption amongst healthcare providers. Management expects inventory in the channel to normalize and more closely align with product demand in the first half of 2024.

•

On August 23, 2023, the Company issued a statement in support of the FDA’s recent action against retailers and manufacturers of unapproved products for the treatment of molluscum contagiosum, indicating that molluscum is a serious health problem that requires medical intervention with therapies that have been rigorously tested and properly reviewed.

•

On July 21, 2023, Verrica announced that the FDA approved YCANTH topical solution as the first FDA approved treatment of pediatric and adult patients with molluscum contagiosum (molluscum) in adult and pediatric patients 2 years of age and older.

VP-315 for Basal Cell Carcinoma

•

On August 10, 2023, the Company announced the presentation of lesion clearance data from Part 1 of an ongoing Phase 2 study of VP-315 for the treatment of basal cell carcinoma (BCC). The presentation was titled “VP-315, an Investigational Non-surgical Immunotherapy in Subjects with Biopsy Proven Basal Cell Carcinoma” and highlighted the antitumor response of VP-315 as determined by clinical and histological clearance of treated BCC lesions. Dr. Neal Bhatia MD, Director of Clinical Dermatology Therapeutics Clinical Research in San Diego and Principal Investigator for the study, presented the data at the 2023 American Academy of Dermatology Innovation Academy.

•

In July 2023, Verrica implemented plans to expand patient enrollment in Part 2 of the ongoing Phase 2 trial of VP-315. The purpose of expanding Part 2 enrollment is to generate enough patient data so that Verrica can bypass Part 3 of the Phase 2 trial and advance VP-315 directly into a later-stage, potentially registration-enabling trial.

VP-102 for Common Warts

•

On November 6, 2023, the Company held a Type-C meeting with the FDA regarding the Phase 3 clinical program studying VP-102 for common warts. The Company expects to receive written meeting minutes within 30 days of the meeting.

Debt Financing

•

On July 26, 2023, Verrica announced the closing of a $125 million debt facility with OrbiMed. Verrica borrowed $50 million at closing and has the ability to access $75 million in additional capital upon achievement of certain future revenue milestones. As of September 30, 2023 Verrica had $84.3 million in cash on hand, including the net debt proceeds, which is expected to be sufficient to fund operations into the first quarter of 2025.

Financial Results

Third Quarter 2023 Financial Results

•	Verrica recognized product revenue of $2.8 million in the third quarter of 2023 related to the initial delivery of YCANTH to FFF, its distribution partner.

•

Verrica recognized collaboration revenues of $0.1 and $8.3 million in the third quarter of 2023 and 2022, respectively, related to the Clinical Supply Agreement with Torii Pharmaceutical Col, Ltd (Torii). The decrease of $8.2 million was primarily attributable to a license revenue milestone payment of $8.0 million made in 2022.

•

Selling, general and administrative expenses were $20.1 million in the third quarter of 2023, compared to $3.9 million for the same period in 2022. The increase of $16.1 million was primarily a result of higher expenses related to commercial activities for YCANTH of $3.7 million, increase in compensation-related costs due to ramp-up of sales force of $3.8 million and increase in stock compensation expense related to the vesting of restricted stock units of $7.4 million.

•

Research and development expenses were $6.5 million in the third quarter of 2023, compared to $2.8 million for the same period in 2022. The increase of $3.7 million was primarily attributable to an increase in clinical costs for VP-315 as well as increased CMC costs related to Verrica’s preapproval activities.

•	Interest income was $0.8 million in the third quarter of 2023, compared to $0.1 million for the same period in 2022, primarily due to higher cash balance and higher interest rates.

•

Interest expense of $1.7 million for the three months ended September 30, 2023 consisted of interest expense related to the OrbiMed Credit Agreement, while the three month period ended September 30, 2022 consisted of interest expense on Verrica’s previous debt facility with SVB.

•	For the third quarter of 2023, net loss was $24.8 million, or $0.54 per share, compared to a net income of $0.1 million, or $0.00 per share, for the same period in 2022.

•	For the third quarter of 2023, non-GAAP net loss was $14.8 million, or $0.32 per share, compared to a non-GAAP net income of $2.9 million, or $0.07 per share, for the same period in 2022.

Year-to-Date September 2023 Financial Results

•	Verrica recognized product revenue of $2.8 million in the nine months ending September 30, 2023 related to the initial delivery of YCANTH to FFF, our distribution partner.

•

Verrica recognized collaboration revenues of $0.3 million for the nine months ended September 30, 2023, compared to $9.0 million for the same period in 2022, related to the Clinical Supply Agreement with Torii. The decrease of $8.7 million was primarily attributable to a license revenue milestone payment of $8.0 million made in 2022.

•

Selling, general and administrative expenses were $30.3 million for the nine months ended September 30, 2023, compared to $14.2 million for the same period in 2022. The increase of $16.1 million was primarily a result of higher expenses related to commercial activities for YCANTH including increase in marketing and sponsorship costs, increase in compensation related costs due to ramp-up of sales force in the third quarter and increase in stock compensation expense related to the vesting of restricted stock units of $7.4 million.

•

Research and development expenses were $15.0 million for the nine months ended September 30, 2023, compared to $9.2 million for the same period in 2022. The increase of $5.8 million was primarily attributable to an increase of $5.4 million in CMC and clinical costs related to Verrica’s development of VP-102 for molluscum, external genital warts and common warts.

•	For the nine months ended September 30, 2023, net loss was $42.4 million, or $0.94 per share, compared to a net loss of $18.6 million, or $0.58 per share, for the same period in 2022.

•

For the nine months ended September 30, 2023, non-GAAP net loss was $29.7 million, or $0.66 per share, compared to a non-GAAP net loss of $12.7 million, or $0.40 per share, for the same period in 2022.

•	As of September 30, 2023, Verrica had aggregate cash and cash equivalents of $84.3 million.

Non-GAAP Financial Measures

In evaluating the operating performance of its business, Verrica’s management considers non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation charges and non-cash interest expense that are required by GAAP. Verrica excludes non-cash stock-based compensation expense from these non-GAAP measures to facilitate comparison to peer companies who also provide similar non-GAAP disclosures and because it reflects how management internally manages the business. In addition, Verrica excludes non-cash interest expense from these non-GAAP measures to facilitate an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies who also provide similar non-GAAP disclosures and because it is reflective of how management internally manages the business. Non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share have been reconciled to the nearest GAAP measure in the tables following the financial statements in this press release.

VERRICA PHARMACEUTICALS INC.

Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Product revenue, net	$2,792	$—	$2,792	$—
Collaboration revenue	125	8,319	344	8,964

Total revenue	2,917	8,319	3,136	8,964

Operating expenses:
Selling, general and administrative	20,054	3,925	30,310	14,216
Research and development	6,510	2,780	14,975	9,170
Cost of product revenue	145	—	145	—
Cost of collaboration revenue	125	166	329	663

Total operating expenses	26,834	6,871	45,759	24,049

(Loss) income from operations	(23,917)	1,448	(42,623)	(15,085)
Interest income	822	148	1,948	190
Interest expense and other expense	(1,707)	(76)	(1,706)	(2,223)
Loss on extinguishment of debt	—	(1,437)	—	(1,437)

Net (loss) income	$(24,802)	$83	$(42,381)	$(18,555)

Net (loss) income per share
Basic	$(0.54)	$0.00	$(0.94)	$(0.58)

Diluted	$(0.54)	$0.00	$(0.94)	$(0.58)

Weighted average common shares outstanding
Basic	46,073,932	40,304,923	45,015,900	31,827,844

Diluted	46,073,932	40,321,639	45,015,900	31,827,844

VERRICA PHARMACEUTICALS INC.

Selected Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2023	2022
Cash and cash equivalents	$84,308	$34,273
Accounts receivable	3,946	—
Collaboration revenue billed & unbilled receivables	126	487
Inventory	279	—
Prepaid expenses, and other assets	3,066	4,355

Total current assets	91,725	39,115
PP&E, lease right of use asset, other	5,423	5,606

Total assets	$97,148	$44,721

Total liabilities	$54,845	$4,688
Total stockholders’ equity	42,303	40,033

Total	$97,148	$44,721

VERRICA PHARMACEUTICALS INC.

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands except per share data)

	Three Months Ended September 30, 2023
	Loss from Operations	Net loss	Net loss per share
GAAP	$(23,917)	$(24,802)	$(0.54)

Non-GAAP Adjustments:

Stock-based compensation – Selling, General & Admin (a)	8,438	8,438
Stock-based compensation – Research & Development (a)	1,225	1,225
Non-cash interest expense (b)		338

Adjusted	$(14,254)	$(14,801)	$(0.32)

	Three Months Ended September 30, 2022
	Income from Operations	Net income	Net income per share (basic and diluted)
GAAP	$1,448	$83	$0.00

Non-GAAP Adjustments:

Stock-based compensation – Selling, General & Admin (a)	1,064	1,064
Stock-based compensation – Research & Development (a)	349	349
Loss on debt extinguishment		1,437

Adjusted	$2,861	$2,933	$0.07

VERRICA PHARMACEUTICALS INC.

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands except per share data)

	Nine Months Ended September 30, 2023
	Loss from Operations	Net loss	Net loss per share
GAAP	$(42,623)	$(42,381)	$(0.94)

Non-GAAP Adjustments:

Stock-based compensation – Selling, General & Admin (a)	10,223	10,223
Stock-based compensation – Research & Development (a)	2,078	2,078
Non-cash interest expense (b)		338

Adjusted	$(30,322)	$(29,742)	$(0.66)

	Nine Months Ended September 30, 2022
	Loss from Operations	Net loss	Net loss per share
GAAP	$(15,085)	$(18,555)	$(0.58)

Non-GAAP Adjustments:

Stock-based compensation – Selling, General & Admin (a)	2,709	2,709
Stock-based compensation – Research & Development (a)	1,105	1,105
Loss on debt extinguishment		1,437
Non-cash interest expense (b)		633

Adjusted	$(11,271)	$(12,671)	$(0.40)

(a)

The effects of non-cash stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. Verrica believes this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(b)

The effects of non-cash interest charges are excluded. Verrica believes such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies and is reflective of how management internally manages the business.

About YCANTH™ (formerly VP-102)

YCANTH™ is a proprietary drug-device combination product that contains a GMP-controlled formulation of cantharidin delivered via a single-use applicator that allows for precise topical dosing and targeted administration for the treatment of molluscum. YCANTH™ is the only product approved by the FDA to treat molluscum — a common, highly contagious skin disease that affects an estimated six million people in the United States, primarily children. Please visit YCANTHPro.com for additional information.

In addition, Verrica has successfully completed a Phase 2 study of VP-102 for the treatment of common warts and a Phase 2 study of VP-102 for the treatment of external genital warts.

YCANTH™ should only be administered by a trained healthcare professional. YCANTH™ is not for home use.

About Verrica Pharmaceuticals Inc.

Verrica is a dermatology therapeutics company developing medications for skin diseases requiring medical interventions. On July 21, 2023, Verrica’s lead product, YCANTH™ (cantharidin), became the first treatment approved by the FDA to treat pediatric and adult patients with molluscum contagiosum, a highly contagious viral skin infection affecting approximately 6 million people in the United States, primarily children. VP-102 is also in development to treat common warts and external genital warts, two of the largest unmet needs in medical dermatology. Verrica is developing VP-103, its second cantharidin-based product candidate, for the treatment of plantar warts. Verrica has also entered a worldwide license agreement with Lytix Biopharma AS to develop and commercialize VP-315 (formerly LTX-315 and VP-LTX-315) for dermatologic oncology conditions. For more information, visit www.verrica.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Verrica’s current beliefs and expectations. These forward-looking statements include expectations regarding the continuing commercial launch of YCANTH, future financial performance, including expectations related to revenue and inventory for the remainder of 2023 and the first half of 2024, and the potential benefits of potential benefits of YCANTH and Verrica’s product candidates to patients. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the drug development process and the regulatory approval process, Verrica’s reliance on third parties over which it may not always have full control and uncertainties that are described in Verrica’s Annual Report on Form 10-K for the year ended December 31, 2022, Verrica’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and other filings Verrica makes with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and are based on information available to Verrica as of the date of this release, and Verrica assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR MORE INFORMATION, PLEASE CONTACT:

Investors:

Terry Kohler

Chief Financial Officer

tkohler@verrica.com

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

Chris Calabrese

LifeSci Advisors

ccalabrese@lifesciadvisors.com